Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to MaxCyte, Inc. 2026 Inducement Plan of our report dated March 25, 2026 with respect to the consolidated financial statements of MaxCyte, Inc. as of December 31, 2025 and 2024, and for the years then ended which report is included in the Annual Report on Form 10-K of MaxCyte, Inc. for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ CohnReznick LLP

Tysons, Virginia

April 15, 2026